Exhibit 23(j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Kentucky Utilities Company's Registration Statement on Form S-3 No. 333-180410-02 of our reports dated February 25, 2011, relating  to the financial statements of Kentucky Utilities Company, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Louisville, Kentucky
February 28, 2013